EXHIBIT 10.2


                          GIGA INFORMATION GROUP, INC.

                            1997 DIRECTOR OPTION PLAN

                  (AS AMENDED AND RESTATED AS OF JULY 29, 2002)

1.         Purpose.
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           The purpose of this 1997 Director Option Plan (the "Plan") of Giga
Information Group, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.         Administration.
           --------------

           The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan.

3.         Participation in the Plan.
           -------------------------

           Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("Non-Employee Directors") shall be eligible to receive options under the Plan.

4.         Stock Subject to the Plan.
           -------------------------

           (a) The maximum number of shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), which may be issued under the Plan shall be 500,000 shares, subject to adjustment as provided in Section 7

           (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

           (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

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5.         Terms, Conditions and Form of Options.
           -------------------------------------

           Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

           (a) Option Grant Dates. Options shall automatically be granted to all Non-Employee Directors as follows:

           (i) On the earlier of (1) such date that is 10 days after the date on which the Company's Annual Meeting of Stockholders is held, or (2) August 3 of each year, commencing on August 3, 2002, options to purchase 10,000 shares of Common Stock will be granted to each Non-Employee Director of the Company then serving as a Non-Employee Director (subject to reduction on a pro rata basis to the extent there are insufficient shares available under the Plan); and

           (ii) In addition to the options granted pursuant to Subsection 5(a)(i) above, options to purchase 25,000 shares of Common Stock will be granted to each Non-Employee Director upon such Non-Employee Director's initial election to the Board of Directors (subject to reduction on a pro rata basis to the extent there are insufficient shares available under the Plan).

           (b) Option Exercise Price. The option exercise price per share for each option described in Section 5(a) shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date of grant of such option (the "Option Grant Date"), the option exercise price shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the Option Grant Date, the exercise price per share shall be deemed to be the fair market value of the Common Stock as of the Option Grant Date as determined in good faith by the Board of Directors.

           (c) Options Non-Transferable. Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.


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           (d) Vesting Period.

           (i) General. Each option described in Section 5(a) shall vest in four equal annual installments beginning on the first anniversary of the date of grant provided that the optionee continue to serve as a director on such dates.

           (ii) Acceleration Upon Change in Control. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full in the event a Change in Control (as defined in Section 8) of the Company occurs.

           (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date 10 years after the Option Grant Date or (ii) the date 60 days after the optionee ceases to serve as a director of the Company; provided that, in the event an optionee ceases to serve as a director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a director (but in no event later than 10 years after the Option Grant Date), by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice pursuant to Section 5(g).

           (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which the option is exercised.

           (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.         Limitation of Rights
           --------------------

           (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

           (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

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7.         Adjustment Provisions for Mergers, Recapitalizations and
           Related Transactions.
           --------------------------------------------------------

           If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding option such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such option had such option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Board of Directors will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding options, the exercise price applicable to outstanding options, and the Fair Market Value (as defined below) of the Common Stock and other value determinations applicable to outstanding options. No fractional shares will be issued under the Plan on account of any such adjustments.

           The Board of Directors, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, each option outstanding hereunder shall terminate within a specified number of days after notice to the optionee, and such optionee shall receive, with respect to each share of Common Stock that is subject to an option and is then vested, an amount equal to the excess of the Fair Market Value (as defined below) of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such option. The provisions contained in the preceding sentence shall be inapplicable to an option granted within six (6) months before the occurrence of a Change in Control if the optionee is subject to the reporting requirements of Section 16 of the Exchange Act and no exception from liability under Section 16 of the Exchange Act is otherwise available to such optionee.

           For purposes of this Section 7, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Board of Directors as the fair market value of the Common Stock of the Company.

8.         Change in Control.
           -----------------

           For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than


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the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

9.         Modification, Extension and Renewal of Options.
           ----------------------------------------------

           The Board of Directors shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may
(i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

10.        Termination and Amendment of the Plan.
           -------------------------------------

           The Board of Directors may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), (ii) materially modify the requirements as to eligibility to receive options under the Plan, or
(iii) materially increase the benefits accruing to participants in the Plan.

11.        Notice.
           ------

           Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the President of the Company and shall become effective when it is received.

12.        Governing Law.
           -------------

           The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.




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